                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 FARR COMPANY
- - --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- - --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:



                              [End of Cover Page]

                                 FARR COMPANY
                                2221 PARK PLACE
                          EL SEGUNDO, CALIFORNIA 90245



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 3, 1995

     The Annual Meeting of the Stockholders of Farr Company, a Delaware corporation, will be held in the Company's offices located at 2221 Park Place, El Segundo, California, on Wednesday, May 3, 1995, at 10:00 a.m. for the following purposes:

       1. To elect two directors to serve for three years and until their successors are elected and have qualified. The Board of Directors' nominees are named in the accompanying Proxy Statement which is part of this Notice.

       2. To consider and vote upon a proposal to amend the Company's 1993 Stock Option Plan for Key Employees.

       3. To consider and vote upon a stockholder proposal which is opposed by the Board of Directors.

       4. To transact such other business as may properly come before the meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on March 10, 1995 as the record date for the determination of stockholders entitled to vote at this meeting.

     All stockholders are cordially invited to attend the meeting.


                                                   Kenneth W. Gerstner
                                                   Secretary

El Segundo, California
April 3, 1995

- - --------------------------------------------------------------------------------
    In order to ensure your representation at the meeting, you are requested to sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the
    United States). If you attend the meeting and file with the Secretary of the
    Company an instrument revoking your proxy or a duly executed proxy bearing a later date, your proxy will not be used.
- - --------------------------------------------------------------------------------

                                  FARR COMPANY

                              -------------------

                                PROXY STATEMENT

   This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of Farr Company (the "Company") to be held at 10:00 a.m. on Wednesday, May 3, 1995. This solicitation is made by the Board of Directors of the Company, and the costs thereof, which will be borne by the Company, are expected to be nominal. Brokerage houses, custodians, nominees and others who hold stock in their names will be reimbursed for expenses in sending proxy material to their principals.

   The Company intends to send this Proxy Statement and form of proxy to its stockholders on or about April 3, 1995. The principal executive offices of the Company are located at 2221 Park Place, El Segundo, California 90245, telephone
(310) 536-6300.

   The stockholders of record at the close of business on March 10, 1995 are entitled to one vote for each share of stock held by them. On March 10, 1995 there were outstanding 3,685,932 shares of the Company's common stock, par value $.10 per share (the "Common Stock"). A majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business. Any proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. Proxies will be voted as directed.

   Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal or proposals) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

   In voting for the election of directors, each share has one vote for each position to be filled, and there is no cumulative voting. Directors will be elected by a plurality of the shares voting, which means that abstentions or broker non-votes will not affect the election of the candidates receiving the plurality of votes. All other proposals to come before the Annual Meeting require the approval of a majority of the shares of Common Stock present and entitled to vote at the meeting. Therefore, as to any such particular proposal, abstentions will have the same effect as a vote against that proposal and broker non-votes will not be counted as votes for or against the proposal, and will not be included in counting the number of votes necessary for approval of the proposal.


                             PRINCIPAL STOCKHOLDERS

   The following table sets forth information as of February 28, 1995 with respect to shares of the Common Stock which are held by persons known to the Company to be beneficial owners of more than 5% of such stock and by all officers and directors as a group based upon information received from such persons. For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission and means generally the power to vote or dispose of securities, regardless of any economic interest therein.



                                             COMMON STOCK BENEFICIALLY OWNED
                                          --------------------------------------
                                                AMOUNT AND
                                                 NATURE OF            PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER       BENEFICIAL OWNERSHIP       OF CLASS
- - ------------------------------------       --------------------       --------
M.S. Farr and Thalis J. Farr                    394,329(1)               10.7%
2221 Park Place
El Segundo, CA 90245

Wellington Management Company                   312,000(2)                8.5%
75 State Street
Boston, Massachusetts  02109

Columbia Management Company                     263,000(2)                7.1%
1300 S.W. 6th Avenue P.O. Box 1350
Portland, Oregon 97207

- - ----------------
(1) M.S. Farr and his wife, Thalis J. Farr, hold these shares as trustees under a revocable inter vivos trust established by M.S. Farr and Thalis J. Farr for their benefit and for the benefit of their children. M.S. Farr and Thalis J. Farr each have sole and shared power to vote and dispose of all of such shares.

(2) Based on the information contained in a Schedule 13G filed with the Securities and Exchange Commission reflecting beneficial ownership as of December 31, 1994.


                    OWNERSHIP OF VOTING STOCK BY MANAGEMENT

   The following table sets forth information with respect to the beneficial ownership of the Common Stock by the Company's directors, its present and former Chief Executive Officer, each of the other persons named in the Summary Compensation Table and all directors and executive officers as a group as of February 28, 1995.

                                                                          SHARES       PERCENT
                                                                       BENEFICIALLY       OF
NAME OF BENEFICIAL OWNER                     POSITION                   OWNED(1)(2)     CLASS(1)
- - ------------------------                     --------                  ------------    --------
Robert Batinovich             Director                                       48,315       1.3%
Richard P. Bermingham         Director                                       10,500         *
David J. Farr                 Director                                       45,000       1.2%
Richard L. Farr               Director, Senior Vice President                99,770       2.7%
Kenneth W. Gerstner           Senior Vice President, Chief                    6,830         *
                              Financial Officer
John J. Kimes                 Director                                            0         *
H.J. Meany                    Chairman, President                            90,500       2.5%
                              and Chief Executive Officer
Myron G. Rasmussen            Vice President                                 18,667         *
Charles R. Wofford            Former Chairman, President and Chief            5,000         *
                              Executive Officer


                                                                         BENEFICIALLY   PERCENT
NAME OF BENEFICIAL OWNER                                 POSITION         OWNED(1)(2)   OF CLASS
- - ------------------------                                 --------        ------------   --------
Directors and Executive                                       --              319,582       8.5%
 Officers as a group (9
 persons)

- - -------------
 *  Less than 1%

(1) For purposes of computing the percentages, the number of shares of Common Stock outstanding includes shares purchasable by such individual or group within 60 days upon exercise of outstanding stock options.

(2) Includes shares purchasable within 60 days upon exercise of outstanding stock options as follows: R.P. Bermingham, 8,000; R.L. Farr, 19,906; K.W. Gerstner, 6,500; H.J. Meany, 8,000; M.G. Rasmussen 12,281; all directors and executive officers as a group, 54,687.


                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

   Pursuant to the Company's Bylaws the Company has six directors, divided into three classes. Two directors are to be elected at the Annual Meeting, each of whom will serve until the 1998 Annual Meeting and until his respective successor shall have been elected or appointed.

   In the absence of instructions to the contrary, votes will be cast for the election of the following as directors pursuant to the proxies solicited hereby. Although the Board of Directors expects that each of the nominees will be available to serve as a director, in the event any of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a nominee or nominees designated by the Board of Directors, or the number of directors may be reduced accordingly. However, the proxy cannot be voted for a greater number of persons than the number of nominees designated by the Board of Directors.

                                 1995 NOMINEES

                                 PRINCIPAL BUSINESS EXPERIENCE DURING PAST       DIRECTOR
        NAME           AGE        5 YEARS AND CERTAIN OTHER DIRECTORSHIPS         SINCE
- - --------------------   ---   -------------------------------------------------   --------
Robert Batinovich       58   President and Majority Owner Glenborough                1994
                             Corporation (since 1978), a real estate
                             investment company; Commissioner and past
                             President (from 1975 to 1980) California Public
                             Utilities Commission.

David J. Farr           57   Owner (since 1965) David J. Farr Insurance              1994
                             Services, Financial Consultant and Life
                             Underwriter; first cousin of Richard L. Farr

                             CONTINUING DIRECTORS


                                 PRINCIPAL BUSINESS EXPERIENCE DURING PAST       DIRECTOR    TERM
NAME                   AGE        5 YEARS AND CERTAIN OTHER DIRECTORSHIPS         SINCE     EXPIRES
- - --------------------   ---   -------------------------------------------------   --------   -------
Richard P.              55   Vice Chairman (since July 1994) American Golf           1990      1996
 Bermingham                  Corporation; President and Chief Executive
                             Officer (from May 1987 to June 1994) of
                             Sizzler International, Inc., operator and
                             franchisor of restaurants.

Richard L. Farr         51   Senior Vice President (since January 1995),             1988      1996
                             Vice President (from November 1987 to
                             December 1994) of the Company; first cousin of
                             David J. Farr.

John J. Kimes           52   President and Chief Executive Officer of                1995      1997
                             Computerized Security Systems (since 1988);
                             Vice President Administration and Controller
                             (from 1981 to 1988) of NI Industries, Inc.,
                             manufacturer of building, industrial and defense
                             products.

H.J. Meany              72   Chairman, President and Chief Executive                 1976      1997
                             Officer (since April 1994), Director (from June
                             1976 to March 1994) of the Company; Retired,
                             Chairman of the Board and Chief Executive
                             Officer (from October 1975 to March 1988) of
                             NI Industries, Inc., manufacturer of building,
                             industrial and defense products; Director, APS
                             Inc.; Director, BWIP, Inc.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

   The Board of Directors held eight meetings during 1994. During 1994, no director attended fewer than 75% of the meetings of the Board of Directors and committees on which he served and which were held while such director was a director.

   Directors who are not employees of the Company are paid an annual retainer of $9,000 and $600 for each Board of Directors and committee meeting attended. Committee chairmen are paid $800 for each committee meeting attended. Directors who are employees of the Company are not paid for attending Board of Directors meetings.

   Four directors left the Board of Directors during 1994. C.R. Wofford, Chairman, President and Chief Executive Officer resigned in April 1994. Robert Batinovich filled the vacancy created by Mr. Wofford's resignation in July 1994. James J. McMorrow passed away in July 1994. John J. Kimes filled the vacancy created by Mr. McMorrow's death in January 1995. M. Spencer Farr, the Company's co-founder, resigned as a Director in July 1994 retaining the title of Chairman Emeritus. David J. Farr replaced his father M. Spencer Farr as a Director in July 1994. Charles M. Clough retired in November 1994.

   On January 22, 1991, the Board of Directors adopted the 1991 Stock Option Plan for Non-Employee Directors (the "Director Plan"). Pursuant to the Director Plan, each non-employee director of the Company is automatically granted in each calendar year, for four years, an option to purchase 2,000 shares of Common Stock. The price for each option granted under the Director Plan will be the greater of (a) the fair market value of the Common Stock on the date of grant and (b) the minimum legal consideration necessary for the issuance of such shares. As of March 1, 1995, options to purchase 8,000 shares of Common Stock have been granted under the Director Plan to each of Messrs. Bermingham and Meany and options to purchase 2,000 shares of Common Stock have been granted under the Director Plan to each of Messrs. Batinovich, D.J. Farr and Kimes, none of which has been exercised.

   In 1980, the Board of Directors adopted a deferred compensation plan pursuant to which directors may elect to defer all or a portion of their directors' fees. Under such plan, Mr. Meany elected to receive his accumulated deferred compensation from June 1976 through March 1994, in an aggregate amount of $161,250, plus accrued interest, on March 29, 1994 prior to his assumption of the position of Chairman, President and Chief Executive Officer of the Company.

   Among the committees of the Board of Directors are an Executive Committee, an Audit Committee and a Compensation Committee. The Board of Directors does not have a standing Nominating Committee.

   The Executive Committee is comprised of Messrs. Meany (Chairman), R.L. Farr and Bermingham. The purpose of the Executive Committee is to expedite the decision making process of the Board of Directors. The Executive Committee held no meetings in 1994.

   The Audit Committee is comprised of Messrs. Bermingham (Chairman) and Kimes. The Committee held two meetings in 1994. The functions performed by the Audit Committee include: recommending to the Board of Directors independent accountants to serve the Company for the ensuing year; reviewing with the independent accountants and management the scope and results of the audit; assuring that the independent accountants act independently; reviewing and approving any substantial change in the Company's accounting policies and practices; reviewing with management and the independent accountants the adequacy of the Company's system of internal controls; reviewing the Company's annual proxy statement; and reviewing non-audit professional services provided by the independent accountants and the range of audit and non-audit fees. To ensure independence of the audit, the Committee consults separately and jointly with the independent accountants and management.

   The Compensation Committee is comprised of Messrs. Batinovich (Chairman) and D.J. Farr. The Committee held three meetings in 1994. On September 20, 1994, the Board of Directors voted to reduce the Compensation Committee membership to two directors, each of whom must be a "disinterested person" as defined by Rule 16b-3 and an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The functions performed by the Compensation Committee include reviewing and approving management's recommendations as to executive compensation and grants of stock options to key employees.


   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE DIRECTORS NOMINATED IN PROPOSAL 1. Unless otherwise instructed, proxies will be voted FOR the election of management's two nominees as directors.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission. Officers, directors and greater-than-ten-percent holders are required to furnish the Company with copies of all such forms which they file.

   To the Company's knowledge, based solely on the Company's review of such reports or written representations from certain reporting persons, the Company believes that during the fiscal year ended December 31,1994 all filing requirements applicable to its officers, directors, greater-than-ten-percent beneficial owners and other persons subject to Section 16(a) of the Exchange Act were complied with except that Mr. Batinovich inadvertently failed to file a Form 4 with respect to an August 1994 purchase of 10,000 shares of Common Stock which transaction was subsequently reported on a Form 5.


                             EXECUTIVE COMPENSATION

   The following table shows the compensation paid by the Company to the Chief Executive Officer, former Chief Executive Officer and its three other most highly compensated executive officers whose cash compensation for the fiscal year ended December 31, 1994 for services rendered in all capacities to the Company exceeded $100,000.

                                 SUMMARY COMPENSATION TABLE(1)
                                 --------------------------

                                                                     LONG-TERM
                                                                    COMPENSATION
                                                                   ---------------
                                            ANNUAL COMPENSATION       AWARDS
                                                                   -------------
                                                                     SECURITIES      ALL OTHER
                                                                     UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION         YEAR    SALARY ($)   BONUS ($)   OPTIONS (#)       ($)(2)
- - ---------------------------------   ----   ---------    --------    ------------    ------------
H.J. Meany (3),                     1994           1           0           2,000           5,850
Chairman, President and Chief       1993          --          --           2,000          10,950
Executive Officer                   1992          --          --           2,000          14,400

Charles R. Wofford (4),             1994     141,995           0          30,000         176,780
Former Chairman, President and      1993     217,887      10,000               0          12,988
 Chief Executive Officer            1992     206,985           0          14,000           7,852

Kenneth W. Gerstner                 1994     114,457           0          16,000           4,877
Senior Vice President               1993      64,510      10,000          10,000           1,478
Chief Financial Officer             1992          --          --              --              --

Myron G. Rasmussen, Vice            1994     113,654           0           4,000           7,786
 President                          1993     108,943       5,000               0           7,689
                                    1992     110,866           0           2,000           8,594

Richard L. Farr,                    1994     114,193           0           4,000           6,319
Senior Vice President               1993     110,925       5,000               0           6,360
                                    1992     112,905           0           2,000           8,757

- - --------------
(1) Amounts cover the Company's fiscal year which was a 52-week period for 1993 and 1994 and a 53-week period for 1992.
(2)  The amounts reported in this column include for fiscal 1994:

      (a) payment of 1994 premiums for term life insurance on behalf of each of the named executive officers as follows: C.R. Wofford -- $2,511; K.W. Gerstner -- $2,635; M.G. Rasmussen -- $4,092; and R.L. Farr -- $2,631.

      (b) contributions under the Company's 401(k) Plan for 1994 as follows:
          K.W. Gerstner -- $1,517; M.G. Rasmussen -- $2,524; and R.L. Farr -- $2,538. Amounts contributed by the Company under this Plan vest 20% after three years of service and continue to vest in 20% increments, until they are fully vested after seven years of service.

      (c) 1994 allocations of shares in the Company's Employee Stock Ownership Plans in the following amounts: K.W. Gerstner -- $725 (117 shares); M.G. Rasmussen -- $1,170 (191 shares); and R.L. Farr -- $1,150 (188 shares). Distributions from the Employee Stock Ownership Plan are made upon the participant's termination of employment or reaching the age of seventy and one-half.

      (d) per terms of Mr. Wofford's employment agreement, includes termination benefits of $174,269.
                                                           (footnotes continued)

(footnotes continued)

    (e) payment of director compensation to Mr. Meany earned while serving as a non-employee director of the Company.

(3) Mr. Meany assumed the role of Chairman, President and Chief Executive Officer in April 1994 for a nominal annual compensation of $1.00. Prior to that time he served the Company as a non-employee director. All of Mr. Meany's options were granted pursuant to the Director Plan.

(4) Includes salary paid through the term of Mr. Wofford's employment agreement. Mr. Wofford was granted options to purchase 30,000 shares of Common Stock in March 1994, which options lapsed following the termination of his employment.

EMPLOYMENT AGREEMENT - C.R. WOFFORD

   Mr. Wofford was employed pursuant to a three-year employment agreement entered into with the Company in July 1991 until his resignation in April 1994. Pursuant to the agreement, Mr. Wofford would have received an annual salary in 1994 of $230,000. Pursuant to the agreement, upon termination of Mr. Wofford's employment, the Company was obligated to pay Mr. Wofford one year's salary. In 1992, the Company advanced Mr. Wofford $350,000 to pay a portion of the purchase price of a single family residence in Los Angeles. In connection with Mr. Wofford's resignation, the Company satisfied all of its obligations under the agreement and Mr. Wofford repaid the Company the amount of the advance, less approximately $50,000 which was attributable to a portion of the depreciation in value of the residence.

STOCK OPTION GRANTS

   The following table presents information regarding grants made during fiscal 1994 under the Company's stock option plans to all of the persons named in the Summary Compensation Table.


                       OPTION GRANTS IN LAST FISCAL YEAR
                       ---------------------------------


                                       INDIVIDUAL GRANTS(2)
                           ------------------------------------------                        POTENTIAL
                                               % OF                                      REALIZABLE VALUE AT
                           NUMBER OF          TOTAL                                        ASSUMED ANNUAL
                           SECURITIES        OPTIONS                                    RATES OF STOCK PRICE
                           UNDERLYING       GRANTED TO   EXERCISE                           APPRECIATION
                            OPTIONS         EMPLOYEES    OR BASE                         FOR OPTION TERM(4)
                            GRANTED         IN FISCAL     PRICE         EXPIRATION     -----------------------
         NAME              (#)(1)             YEAR      ($/SHARE)(3)      DATE         5% ($)           10% ($)
        -----              ------           ---------   ------------    ----------     ------           -------
H.J. Meany(5)                   2,000              1.6      6.375          3/28/04       9,057           23,627
Charles R. Wofford(6)          30,000             24.4      6.375               --           0                0
Kenneth W. Gerstner            16,000             13.1      6.375          3/28/04      69,647           81,694
Myron G. Rasmussen              4,000              3.3      6.375          3/28/04      18,114           47,254
Richard L. Farr                 4,000              3.3      6.375          3/28/04      18,114           47,254

- - --------------
(1) All employee options granted in 1994 will become exercisable in cumulative 25% installments commencing one year from the date of grant, with full vesting occurring on the fourth anniversary date of the grant.

(2) Under the terms of the 1993 Stock Option Plan for Key Employees, the Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding employee options and to reprice employee options, including accelerating the exercisability of options in the event of a merger or consolidation of the Company or the acquisition of all or substantially all of the Company's assets or 80% or more of the Company's outstanding voting stock, or the liquidation or dissolution of the Company.

(3) All options were granted at market value (as defined in the Company's stock option plans) at date of grant.

(4) The assumed annual rates of appreciation in the table are shown for illustrative purposes only pursuant to applicable Securities and Exchange Commission requirements. Actual values realized on stock options are dependent on actual future performance of the Company's stock, among other factors. Accordingly, the amounts shown may not necessarily be realized.

(5) In March 1994, Mr. Meany was granted options to purchase 2,000 shares of Common Stock pursuant to the Director Plan for his services to the Company as a non-employee director. These director options will become fully exercisable one year from the date of grant. In the event of a merger or consolidation of the Company or the acquisition of all or substantially all of the Company's assets or 80% or more of the Company's outstanding voting stock, or the liquidation or dissolution of the Company, the Board of Directors may, in its discretion, provide for director options to be exercisable for up to thirty days prior to such event.

(6) All options previously held by Mr. Wofford lapsed following the termination of his employment.

STOCK OPTION EXERCISES

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                -----------------------------------------------
                       AND FISCAL YEAR END OPTION VALUES
                       ---------------------------------

                                                         NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                              OPTIONS AT              IN-THE-MONEY OPTIONS AT
                              SHARES        VALUE             FY-END (#)                   FY-END ($)(1)
                           ACQUIRED ON    REALIZED    ---------------------------   ---------------------------
         NAME              EXERCISE (#)      ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----              ------------   ---------   -----------   -------------   -----------   -------------
H.J. Meany(2)                        0          --          6,000           2,000             0               0
Charles R. Wofford(3)                0          --              0               0            --              --
Kenneth W. Gerstner                  0          --          6,500          19,500             0               0
Myron G. Rasmussen                   0          --         13,296           3,500             0               0
Richard L. Farr                      0          --         23,031           3,500             0               0

- - ----------------
(1) Calculated based on the closing price of the Company's Common Stock ($6.125 per share) as reported on the NASDAQ National Market System at the end of the 1994 fiscal year.

(2) Mr. Meany holds total options to purchase 8,000 shares of Common Stock received pursuant to the Director Plan for his services to the Company as a non-employee director.

(3) All options previously held by Mr. Wofford lapsed following the termination of his employment.


                         COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The members of the Compensation Committee at the fiscal year ended December 31, 1994 were Messrs. Batinovich (Chairman) and D.J. Farr. Both are non-employee directors and none has any direct or indirect material interest in or relationship with the Company outside of his position as director. During 1994, the following persons also served as members of the Compensation Committee:
H.J. Meany (until April 1994 when he was appointed as Chairman and Chief Executive Officer); J.J. McMorrow (until his death in July 1994); R.P. Bermingham (until July 1994); and C.L. Clough (until his resignation from the Board of Directors in November 1994). To the Company's knowledge, there were no interrelationships involving members of the Committee or other directors of the Company requiring disclosure in this Proxy Statement.

REPORT ON ANNUAL COMPENSATION OF EXECUTIVE OFFICERS

   The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                  *  *  *  *

   The Compensation Committee's policy is to establish compensation levels for the Chief Executive Officer (the "CEO") and the other executive officers which reflect the Company's overall performance and the individual executive's performance, responsibilities and contributions to the long-term growth and profitability of the Company. The Compensation Committee's policy is to determine the appropriate executive compensation levels which will enable the Company to attract and retain qualified executives.

   The Compensation Committee, with the assistance of the CEO, determines the compensation of the executive officers including the former CEO based on its evaluation of the Company's overall performance, primarily based on the Company's sales and earnings performance compared with the Company's operating plan, as well as various qualitative factors such as new product development, the Company's product and service quality, the extent to which the executive officer has contributed to forming a strong management team and other factors which the Compensation Committee believes are indicative of the Company's ongoing ability to achieve its long-term sales growth and profit objectives. With respect to each executive, the Compensation Committee focuses on that individual executive's areas of responsibility and his contribution toward achieving corporate objectives.

   Except for the present CEO, the principal component of the compensation of each executive officer including the former CEO is the executive's base salary. The directors who serve on the Compensation Committee review the corporate and individual performance factors described above. The Compensation Committee meets during the first quarter of the year, and based upon its review of performance for the previous year, and its review of the Company's operating plan, establishes salary levels and awards any bonuses to the executive officers. In setting the executives' base salaries, the Compensation Committee also considers the practices of various industry groups, including data obtained from time to time from outside compensation consultants. These industry groups generally have included companies in the Company's industry as well as other companies that are of comparable size to the Company. Such companies are not included in the peer group of companies referred to below in the Stock Price Performance Graph. The Compensation Committee believes that the Company's overall executive compensation levels generally are lower than the executive compensation levels at other companies considered by the Compensation Committee. The former CEO's annual salary was $230,000, an increase of 4.5% from 1993, based on overall 1993 corporate performance.

   In April 1994, Mr. Meany, a member of the Board of Directors since 1976, replaced Mr. Wofford as the Chairman, President and Chief Executive Officer. Mr. Meany requested and the Compensation Committee approved, an annual base salary of $1. The Compensation Committee has determined that it would be appropriate at the time of Mr. Meany's termination as CEO, at the discretion of the Board of Directors, that he be rewarded for his services in a lump sum payment or any alternative method deemed appropriate by the Compensation Committee. In determining the type and amount of such compensation, the Compensation Committee will focus on Mr. Meany's success at achieving significant improvement in the Company's operations, performance and resulting competitive business position. The Compensation Committee will be sensitive to the balance between actions to foster long-term improvement, as well as short-term performance, and accordingly will further evaluate Mr. Meany's ability to build and maintain a strong management team capable of both assessing the Company's needs and capable of meeting its strategic operating goals on a consistent basis. The Compensation Committee recognizes that these indications may not be immediately apparent in a measurable change in stockholder value and will therefore also consider such measurements including decreased losses, enhanced efficiency and apparent change in the core business momentum. The Compensation Committee will consider, but will not emphasize, the salary, benefits and bonuses which would normally have been paid to a person in the position under similar business conditions and results. The Compensation Committee believes this compensation arrangement is appropriate as it is entirely dependent upon the Company's performance and the performance of the CEO.

   Executive officers are eligible to receive bonuses under the Company's Management Incentive Plan. Under this plan, bonuses are awarded based on the Company achieving a targeted return on assets, calculated as income before taxes, profit sharing provisions and extraordinary items as a percentage of the assets. Based on actual operating results in 1994, corporate performance did not meet the targeted return on assets and accordingly no bonuses were awarded under the plan to the CEO or the other executive officers. The Compensation Committee also retains the discretion to award bonuses based on corporate or individual performance.

   The Compensation Committee annually considers grants of stock options for each of the executive officers, including the CEO. The purpose of the stock option program is to provide incentives to the Company's management to work to maximize stockholder value. The option program also utilizes vesting periods to encourage key employees to continue in the employ of the Company. The Compensation Committee determines the number of options for executives based on the responsibility of the executive, the historic levels of option awards granted to other executives and the Compensation Committee's judgment as to the appropriate incentive level for purposes of achieving the objectives of the stock option plan. The Compensation Committee also determines the number of options based upon its review of overall corporate performance and individual performance.

   During 1993, the Internal Revenue Code of 1986 was amended to include Section 162(m) which denies a deduction to any publicly held corporation for compensation paid to any "covered employee" (which is defined as the Chief Executive Officer and the Company's other four most highly compensated officers, as of the end of a taxable year) to the extent that the compensation exceeds $1 million in any taxable year of the corporation beginning after 1993. Compensation which is payable pursuant to written binding agreements entered into before February 18, 1993 and compensation which constitutes "performance based compensation" is excludable in applying the $1 million limit. It is the Company's policy to qualify compensation paid to its top executives for deductibility under Section 162(m) in order to maximize the Company's income tax deductions.


                                 Robert Batinovich
                                 David J. Farr

                         STOCK PRICE PERFORMANCE GRAPH

   The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

   The following table compares total stockholder returns over the last five fiscal years to the Standard & Poors 500 Stock Index ("S&P 500") and the S&P Pollution Control Index. Total return values for the S&P 500 and the Company were calculated based on cumulative total return values assuming reinvestment of dividends.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
         AMONG FARR COMPANY, POLLUTION CONTROL INDEX AND S&P 500 INDEX

                        PERFORMANCE GRAPH APPEARS HERE

                                            POLLUTION
Measurement Period           FARR           CONTROL      S&P
(Fiscal Year Covered)        COMPANY        INDEX        500 INDEX
- - -------------------          ----------     ---------    ----------
Measurement Pt-12/31/89      $100.00        $100.00      $100.00
FYE 12/31/90                 $141.32        $ 97.73      $ 96.88
FYE 12/31/91                 $127.21        $141.43      $126.82
FYE 12/31/92                 $ 86.34        $164.34      $136.08
FYE 12/31/93                 $ 86.34        $212.52      $149.80
FYE 12/31/94                 $ 84.61        $203.31      $151.78

                                  PROPOSAL 2:

                      APPROVAL OF THE FIRST AMENDMENT TO
                          THE 1993 STOCK OPTION PLAN
                       FOR KEY EMPLOYEES OF FARR COMPANY


   The stockholders of the Company will be asked to approve an amendment (the "Amendment") to the 1993 Stock Option Plan for Key Employees of Farr Company (the "1993 Plan," and, as amended by the Board of Directors on September 20, 1994, the "Amended 1993 Plan"). The proposed Amendment among other things (i) provides for an increase in the number of shares of Common Stock issuable by the Company upon exercise of options granted pursuant to the 1993 Plan from 200,000 to 350,000, (ii) gives the Compensation Committee authority to issue options with an exercise price below fair market value (as defined in the 1993 Plan) of the underlying Common Stock, and (iii) contains certain amendments designed to satisfy certain requirements of Section 162(m) of the Code.

   The principal features of the Amended 1993 Plan are summarized below, but the summary is qualified in its entirety by reference to the Amended 1993 Plan itself, copies of which will be available at the Annual Meeting and may also be obtained by making written request to the Company's Secretary at the address provided on the last page of this Proxy Statement.

GENERAL

   The Amended 1993 Plan is intended (1) to further the growth, development and financial success of the Company by providing additional incentives to certain of its key employees who have been or will be given responsibility for the management or administration of the Company's business affairs, by assisting them to become owners of the Common Stock and thus to benefit directly from its growth, development and financial success, and (2) to enable the Company to obtain and retain the services of the type of professional, technical and managerial employees considered essential to the long-range success of the Company by providing and offering them an opportunity to become owners of the Common Stock under options, including options that are intended to qualify as "incentive stock options" under Section 422 of the Code.

   A total of 200,000 shares of Common Stock were originally reserved for issuance upon the exercise of options granted under the 1993 Plan. As of March 10, 1994, 46,000 shares of Common Stock remained available for issuance under the 1993 Plan. Subject to stockholder approval, the Amended 1993 Plan will increase the number of shares of Common Stock issuable upon exercise of options to 350,000. The Board of Directors believes that the increase in shares is desirable in order to enable the Compensation Committee to continue to provide stock-based incentive compensation to the Company's key employees and to attract new key employees, thereby continuing to align the interests of such employees with those of the stockholders. The Amended 1993 Plan also authorizes the Compensation Committee to award non-qualified stock options having an exercise price which is less than the market price. The Board of Directors determined that it was desirable for the Compensation Committee to have the flexibility to award options having an exercise price below market value in those circumstances in which the Compensation Committee believes it is necessary in order to fulfill the goals of the Amended 1993 Plan as described above. On January 10, 1995, the

Compensation Committee granted options covering a total of 79,000 shares at an exercise price of $5.00, subject to stockholder approval of the Amendment.

ADMINISTRATION OF THE AMENDED 1993 PLAN

   The Amended 1993 Plan is administered by the Compensation Committee which has been amended, subject to stockholder approval, to consist of at least two members of the Board of Directors, each of whom is a "disinterested person" as defined by Rule 16b-3 of the Exchange Act. The Amended 1993 Plan further requires that the members be "outside" directors as defined by Section 162(m) of the Code. The Compensation Committee is authorized to select from among the eligible employees the individuals to whom options are to be granted and to determine the number of shares to be subject to the options, whether such options are to be incentive stock options or non-qualified options and whether such options are to qualify as performance-based compensation as described in
Section 162(m)(4)(C) of the Code; and the terms and conditions of the options, consistent with the Amended 1993 Plan. The Compensation Committee is also authorized to adopt, amend and rescind rules relating to the administration of the Amended 1993 Plan and the interpretation of options.

ELIGIBILITY TO RECEIVE OPTIONS

   Options may be granted to individuals who are then officers or other employees of the Company or any of its present or future subsidiaries (as defined in Section 424(f) of the Code) and who are determined by the Compensation Committee to be key employees. On March 10, 1995 there were approximately 30 persons who were eligible to receive options under the Amended 1993 Plan. More than one option may be granted to a key employee. The maximum number of shares which may be subject to options granted under the Amended 1993 Plan to any individual in any calendar year shall not exceed 100,000 and the method of counting such shares shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code.

TERMS OF OPTIONS

   The Amended 1993 Plan now requires that the price of the shares subject to both incentive stock options and non-qualified options shall be no less than the par value of a share of Common Stock and in the case of Incentive Stock Options must be at least 100% of the fair market value of the shares on the date the option is granted; provided, however, in the case of any person who then owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of Company stock (including the stock of any subsidiary or any parent corporation), the price per share must be at least 110% of the fair market value of such shares on the date the option is granted.

   In consideration of the granting of an option, the optionee must agree in the written stock option agreement to remain in the employ of the Company or its subsidiary for at least one year after the option is granted. During the first year after an option is granted, it may not be exercised as to any shares. Thereafter, options granted under the Amended 1993 Plan will become exercisable at such times and in such installments (which may be cumulative) as the Compensation Committee shall provide in the terms of the option. The

Compensation Committee may subsequently determine to accelerate the time at which an option becomes exercisable.

   No incentive stock option and no non-qualified option can be exercised after ten years from the date of grant; provided, however, that shorter option periods may be established by the Compensation Committee. In the case of any person who owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of Company stock (including the stock of any subsidiary or any parent corporation) at the time an incentive stock option is granted, such incentive stock option cannot be exercised after five years from the date of such grant. The Compensation Committee may provide in the terms and conditions of an option that it will terminate upon the dissolution or liquidation of the Company by another corporation; but in such event, the Compensation Committee may also give optionees the right to exercise their outstanding options in full during some period prior to such event, even though the options have not yet become fully exercisable.

   Options may be exercised by compliance with certain prescribed procedures and the option price must be paid in full at the time of exercise. In any event, the Common Stock will not be issued until the purchase price has been paid in full. The option price may be paid in cash, or by the tendering of Common Stock or by a combination of the two methods. The Compensation Committee may, as a condition of the exercise of any option, require that the optionee deliver such representations and documents as it deems necessary to effect compliance with applicable federal and state securities laws and regulation. No option granted under the Amended 1993 Plan may be assigned or transferred by the optionee except upon death and, during the lifetime of the optionee, the option may be exercised only by him. Subject to the other termination provisions in the Amended 1993 Plan and in the respective option agreements, an option cannot be exercised after one year from the date the optionee's employment terminates by reason of death or disability or after three months from the date of an employment termination for any other reason (unless the optionee dies in this three-month period). The options of optionees who are terminated for cause expire immediately upon the termination of their employment. The Compensation Committee may provide in the terms of an option that said option expires immediately upon termination of employment for any reason. The aggregate number of such shares which may be issued upon exercise of options issued under the Amended 1993 Plan may not exceed 350,000.

   The Amended 1993 Plan provides for appropriate adjustments in the number and kind of shares subject to the Amended 1993 Plan and to outstanding options in the event of a stock split, stock dividend or certain other types of recapitalizations. If any incentive stock option or non-qualified option becomes unexercisable for any reason, the number of shares which were subject to the unexercised portion of the option shall continue to be subject to the Amended 1993 Plan and new incentive stock options or non-qualified options may be granted in respect of such shares. Any option that is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall conform to any requirements applicable to such compensation under Section 162(m) of the Code or any additional regulations or rules issued thereunder.

AMENDMENT AND TERMINATION OF THE AMENDED 1993 PLAN

   Future amendments of the Amended 1993 Plan to increase the share limit on the number of shares which may be issued on exercise of options granted under the Amended 1993 Plan (except for adjustments resulting from stock splits, etc.), to reduce the minimum option price requirements, or to extend the period during which options may be granted would each require the approval of the Company's stockholders within twelve months before or after such amendments. In all other respects, the Amended 1993 Plan can be amended, modified, suspended or terminated by the Board of Directors.

FEDERAL INCOME TAX CONSEQUENCES

   The Amended 1993 Plan is neither a qualified pension, profit sharing or stock bonus plan under Section 401(a) of the Code nor an "employee benefit plan" subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The following discussion is a general summary of the material U.S. federal income tax consequences to U.S. participants in the Amended 1993 Plan. The discussion is based on the Code, regulations thereunder, rulings and decisions now in effect, all of which are subject to change. The summary does not discuss all aspects of federal income taxation that may be relevant to a particular participant in light of such participant's personal investment circumstances.

   Non-Qualified Options. Holders of non-qualified options do not realize income as a result of a grant of the option, but normally realize compensation income upon exercise of a non-qualified option to the extent that the fair market value of the shares on the date of exercise of the option exceeds the aggregate option exercise price paid. The Company (or other employer corporation) will be entitled to a deduction in the same amount. The Company (or other employer corporation) will be required to withhold taxes on the ordinary income realized by an optionee upon the exercise of a non-qualified option.

   The tax consequences resulting from the exercise of a non-qualified option through delivery of already-owned shares of Common Stock are not completely certain. In published rulings, the Internal Revenue Service has taken the position that, to the extent an equivalent value of shares is acquired, the employee will recognize no gain and the employee's basis in the shares acquired upon such exercise is equal to the employee's basis in the surrendered shares, that any additional shares acquired upon such exercise are compensation to the employee taxable under the rules described above and that the employee's basis in any such additional shares is their fair market value.

   Incentive Stock Options. Holders of incentive stock options will not be considered to have received taxable income upon either the grant of the option or its exercise. Upon the sale or other taxable disposition of the shares, long-term capital gain will normally be recognized in the full amount of the difference between the amount realized and the option exercise price if no disposition of the shares has taken place within either (a) two years from the date of grant of the option of (b) one year from the date of transfer of the shares to the optionee upon exercise. If the shares are sold or otherwise disposed of before the end of the one-year or two-year periods, the difference between the option price and the fair market value of the shares on the date of the exercise of option will be taxed as ordinary income; the balance of the gain, if any, will be taxed as capital gain. If the shares are disposed of before the expiration of the one-year or two-year periods and the amount realized is less than the fair market value of the shares at the date of exercise, the employee's ordinary income is limited to the amount realized less the option exercise price paid. The Company (or other employer corporation) will be entitled to a tax deduction in regard to an incentive stock option only to the extent the optionee has ordinary income upon sale or other disposition of the shares received when the option was exercised.

   Upon the exercise of an incentive stock option, the amount by which the fair market value of the purchased shares at the time of exercise exceeds the option price will be an "item of tax preference" for purposes of computing the optionee's alternative minimum tax for the years of exercise. If the shares so acquired are disposed of in the same year, there should be no "item of tax preference" arising from the option exercise. In addition, if an employee transfers shares acquired upon the exercise of an incentive stock option to acquire shares in connection with the exercise of an incentive stock option, the employee will recognize income on the transaction if the transferred shares have not been held for the required holding periods.

   The tax consequences resulting from the exercise of an incentive stock option through delivery of already-owned shares of Common Stock are not completely certain. In published rulings and proposed regulations, the Internal Revenue Service has taken the position that generally the employee will recognize no income upon such stock-for-stock exercise (subject to the discussion above), that, to the extent an equivalent number of shares is acquired, the employee's basis in the shares acquired upon such exercise is equal to the employee's basis in the surrendered shares increased by any compensation income recognized by the employee, that the employee's basis in any additional shares acquired upon such exercise is zero and that any sale or other disposition of the acquired shares within one-year or two-year periods described above will be viewed first as a disposition of the shares with the lowest basis.

                               NEW PLAN BENEFITS

                                                               FIRST AMENDMENT TO
                                                                 THE 1993 PLAN
                                                    ----------------------------------------
NAME AND POSITION                                   DOLLAR VALUE ($)(1)   NUMBER OF UNITS(#)
- - -------------------------------------------------   -------------------   ------------------
H.J. Meany, Chairman, President and Chief                        --                       0
Executive Officer

Charles R. Wofford, Former Chairman, President                   --                       0
and Chief Executive Officer

Kenneth W. Gerstner, Senior Vice President                   36,000                  18,000
Chief Financial Officer

Myron G. Rasmussen, Vice President                               --                       0

Richard L. Farr, Senior Vice President                       34,000                  17,000

All Executive Officers as a group                           158,000                  79,000

Non-Executive Directors                                          --                       0

Non-Executive Officer Employees                                  --                       0

- - ---------------
(1) Based on the closing price per share of the Company's Common Stock of $7.00 as quoted on the NASDAQ National Market System on March 10, 1995. Options having an exercise price of $5.00 per share were granted on January 10, 1995, at which time the closing sale price of the Common Stock on the NASDAQ National Market System was $6.375 per share.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR STOCKHOLDER APPROVAL OF THE AMENDMENTS. Unless otherwise instructed, proxies will be voted FOR approval of the Amendments.

                                 PROPOSAL 3:

                              STOCKHOLDER PROPOSAL

   The Company has been advised that a stockholder who owns directly 11,500 shares of Common Stock and owns beneficial interest in 16,500 shares of Common Stock, will propose the following resolution at the Annual Meeting. The name and address of the stockholder will be forwarded by the Company to any person, orally or in writing, promptly upon receipt of any oral or written request therefor.

STOCKHOLDER'S SUPPORTING STATEMENT

   "I am a Registered Investment Advisor and have acted as an analyst on the environmental and air filtration products industry for over 10 years. In this capacity I have monitored Farr since 1986.

   "Over two years ago, I became aware of what I believe to be a number of unusual aspects to Farr's persistent inability to achieve industry operating standards, its eroding market share and strategic vulnerability. Verbally, and in several written letters to management and the Board I have cited Farr's corporate culture and lack of industry vision and leadership as roots of the problem. In my opinion, Farr's "problem" is not merely transient, substandard operating results. In my view, Farr has been the worst performer in the industry for 17 consecutive quarters. Throughout this period, management and the Board have apparently done little to address and resolve the root problems.

   "In the course of my research, I have become aware of several opportunities available to the company that I believe would directly and favorably benefit shareholders. I have communicated these opportunities to management.

   "I believe that Farr's market share has continued to erode, and that complete failure of the company has become a great possibility. According to our analysis, operations persist as the worst in the industry. Farr has a collection of employees deserving of leadership; and yet in our opinion the company has no credible leadership providing direction and market vision. I believe that morale is poor, and key employees are circulating resumes. I believe that customers and distributors complain of poor product and service. Yet, in my opinion, there is no sense of urgency or mission within the company to address and resolve the problems. The company has neither a salaried CEO or Chairman with filtration industry experience. In our opinion no one has communicated a credible vision for recovery to employees or shareholders; nor has anyone communicated the barest commitment to shareholders, to acknowledge what they have lost, to prevent future losses, or to achieve minimal results. This situation demands a very active and engaged Board aware of their fiduciary duty to the company, its employees and stockholders. In our opinion there has been little or no evidence of such commitment on Farr's Board.

   "Pursuant to the Company's Bylaws, I would like the Board to introduce the following resolution for the 1995 shareholder's meeting:

               "BE IT RESOLVED, that the shareholders recommend that the Board of Directors authorize and direct the president of the Company to engage an independent management consulting firm to evaluate and make specific recommendations to the Board and the shareholders regarding options available to the Company and to improve its operating performance and realization of shareholder value, such as recruitment of a proven strategic management team, merger or strategic alliances with others in the air filtration products industry; or specific improvements in marketing, sales, and/or internal operating and manufacturing controls."


RECOMMENDATION OF THE BOARD OF DIRECTORS

   THE BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE ADOPTION OF THIS STOCKHOLDER PROPOSAL.

   The Board of Directors believes that hiring a management consulting firm at this time would be a costly and imprudent way to address the issues and opportunities which the Company faces, and urges shareholders to vote AGAINST the proposal.

   Over the past year, the Company has made substantial progress toward achieving its strategic goals. We have a new management structure in place, profits during the second half of 1994 showed improvement over the losses recorded in the first two quarters of the year, manufacturing operations are improving, incoming orders have been encouraging and the business level in many areas of our industry is improving. The Company has identified the issues which need to be addressed, has considered alternatives and has developed a program which is designed to improve Company performance.

   The Company believes that the exercise of hiring a management consulting firm would not serve any useful purpose at this time. To the contrary, hiring a consulting firm at this time would distract management from its efforts to move the Company forward. Now is the time to direct our efforts and resources toward new products and innovations. Hiring a consulting firm would be costly and would use resources which could be better invested in capital improvements, research and development, marketing and other operational needs.

   The Company is always looking for ways to improve and enhance shareholder value. From time to time, we have consulted with outside professional experts and expect to do so again in the future. From time to time, we have considered strategic alliances. The Board does not believe that it would be in the best interests of the shareholders for the Company at this time to use valuable management time and the Company's capital to hire a consulting firm to identify available "options." We believe that management knows the Company's business, markets, products and customers better than a consulting firm would. We have gone through the process of analyzing and determining what needs to be done to improve shareholder value, and are taking steps to achieve that goal.


   THE BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE ADOPTION OF THIS STOCKHOLDER PROPOSAL. Unless otherwise instructed, proxies will be voted AGAINST approval of adoption of this stockholder proposal.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

   Arthur Andersen & Co. audited the Company's financial statements for the year ended December 31, 1994, and have been the Company's auditors since 1970. In connection with its audit of the Company's financial statements for the year ended December 31, 1994, Arthur Andersen & Co. reviewed the Company's Annual Report to Stockholders, its filings with the Securities and Exchange Commission and its unaudited quarterly financial information.

   Representatives of Arthur Andersen & Co. are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so. It is expected that they will be available to respond to appropriate questions from the stockholders at the meeting.

   The Board of Directors has selected Arthur Andersen & Co. as auditors for the Company for the year ending December 30, 1995.


                DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
                         FOR NEXT YEAR'S ANNUAL MEETING

   The proxy rules adopted by the Securities and Exchange Commission provide that certain stockholder proposals must be included in the proxy statement for the Company's annual meeting. In order for a proposal to be considered for inclusion in next year's proxy statement, it must be received by the Company no later than December 4, 1995.


                                 OTHER MATTERS

   As of the date of this Proxy Statement, the Company is not aware of any business that will be presented for consideration at the meeting other than those referred to in the Notice of Annual Meeting of Stockholders. If any other matter shall properly come before the meeting, the persons named in the accompanying proxy form intend to vote thereon in accordance with their best judgment.

   The Company's Annual Report to Stockholders containing audited financial statements for the year ended December 31, 1994 is being mailed herewith to all stockholders of record.

                                 By Order of the Board of Directors

                                 Kenneth W. Gerstner
                                 Secretary

El Segundo, California
April 3, 1995

STOCKHOLDERS OF RECORD ON MARCH 10, 1995 MAY OBTAIN COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY WRITING TO KENNETH W. GERSTNER, 2221 PARK PLACE, EL SEGUNDO, CALIFORNIA 90245.

                              FIRST AMENDMENT TO
                        THE 1993 STOCK OPTION PLAN FOR
                         KEY EMPLOYEES OF FARR COMPANY


          This First Amendment (the "Amendment") to The 1993 Stock Option Plan for Key Employees of Farr Company (the "Plan") is hereby adopted as of the 20th day of September, 1994.

          Section 2.1 of the Plan is hereby amended and restated in its entirety as follows:

     "The shares subject to Options shall be shares of the Company's $.10 par value Common Stock. The aggregate number of such shares which may be issued upon exercise of Options shall not exceed 350,000. Furthermore, the maximum number of shares which may be subject to Options granted under the Plan to any individual in any calendar year shall not exceed 100,000 and the method of counting such shares shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code."

          Section 3.3(a)(ii) of the Plan is hereby amended and restated in its entirety as follows:

     "(ii) Determine the number of shares to be subject to such Options granted to such selected key Employees, and determine whether such Options are to be Incentive Stock Options or Non-Qualified Options and whether such Options are to qualify as performance-based compensation as described in
     Section 162(m)(4)(C) of the Code; and"

          Section 4.2(a) of the Plan is hereby amended and restated in its entirety as follows:

     "The price per share of Common Stock subject to each Option shall be set by the Committee; provided, however, that such price shall be no less than the
                    --------  -------
     par value of a share of Common Stock and in the case of Incentive Stock Options such price shall not be less than 100% of fair market value of such share of Common Stock on the date such Option is granted; provided,
                                                               --------
     further, that, in the case of Incentive Stock Options, the price per share
     -------
     shall not be less than 110% of the fair market value of such shares on the date such Option is granted in the case of an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any Parent Corporation."


          Section 6.1 of the Plan is hereby amended and restated in its entirety as follows:

     "The Compensation Committee shall consist of at least two Directors, appointed by and holding office at the pleasure of the Board, each of whom is both a "disinterested person" as defined by Rule 16b-3 and an "outside director" for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board."

          Section 7.6 of the Plan is hereby amended to add the following sentence at the end of such Section 7.6:

     "Furthermore, notwithstanding any other provision of this Plan, any Option intended to qualify as performance-based compensation as described in
     Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements."

          This Amendment has been authorized and approved as of the date first above written by the Compensation Committee of the Board of Directors.

                                            FARR COMPANY


                                            By:
                                               ---------------------------------
                                               Name:  Kenneth W. Gerstner
                                               Title: Chief Financial Officer


          I hereby certify that the foregoing Amendment was duly approved by the stockholders of Farr Company on ______________, 1995. Executed on this ____ day of _____________, 1995.


                                            ------------------------------------
                                            Secretary

                        CONFIDENTIAL VOTING INSTRUCTIONS
PROXY                             FARR COMPANY
             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 3, 1995

TO: BANK OF AMERICA AS TRUSTEE UNDER THE
    FARR COMPANY EMPLOYEE STOCK OWNERSHIP PLAN

  I hereby instruct the Trustee to vote (in person or by proxy) all the shares of Farr Company Common Stock which are credited to my account at the Annual Meeting of Stockholders of Farr Company to be held at the offices of the corporation, 2221 Park Place, El Segundo, California, on May 3, 1995 or at any adjournment thereof, on the following matters, as provided in the proxy statement, and upon any other matter which may properly come before the meeting.

             PLEASE MARK YOUR CHOICE LIKE THIS [X] IN DARK INK AND
                       SIGN AND DATE ON THE REVERSE SIDE

(1) ELECTION OF TWO DIRECTORS [_] Vote FOR ALL (except as marked to the contrary below) [_] WITHHELD for ALL

                      Robert Batinovich and David J. Farr

(Instruction: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

- - --------------------------------------------------------------------------------
(2) APPROVAL OF FIRST AMENDMENT TO THE 1993 STOCK OPTION PLAN FOR KEY EMPLOYEES
    OF FARR COMPANY:

                      FOR [_]   AGAINST [_]   ABSTAIN [_]

(3) STOCKHOLDER PROPOSAL TO ENGAGE AN INDEPENDENT MANAGEMENT CONSULTING FIRM

                      FOR [_]   AGAINST [_]   ABSTAIN [_]

                  (Continued and to be signed on other side.)

- - --------------------------------------------------------------------------------

                                           -----------------
                                           Shares of Common

                                                 Stock

  PLEASE DATE AND SIGN EXACTLY AS YOUR NAME APPEARS BELOW AND RETURN IN THE ENCLOSED ENVELOPE. YOUR SHARES WILL BE VOTED ACCORDING TO YOUR INSTRUCTIONS. IF THIS CARD IS RETURNED SIGNED WITH NO VOTING INSTRUCTIONS, YOUR SHARES WILL BE VOTED FOR THE ELECTION OF THE TWO DIRECTORS NAMED ABOVE; FOR ITEM 2 ABOVE AND AGAINST ITEM 3 ABOVE.

  Unless you sign and return this card so that it is received by the Trustee before April 26, 1995 your shares will be voted as provided by the Plan.

                                                     Date: ........., 1995

                                                     .....................

                                                     .....................
                                                     (Please sign EXACTLY
                                                            as your
                                                     name appears hereon)

                                                     When signing as
                                                     attorney, executor,
                                                     administrator,
                                                     trustee or guardian,
                                                     please give full title.
                                                     If more than one
                                                     trustee, all should
                                                     sign. All joint owners
                                                     should sign.

                        CONFIDENTIAL VOTING INSTRUCTIONS
PROXY                             FARR COMPANY
             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 3, 1995

TO: BANK OF AMERICA AS TRUSTEE UNDER THE
FARR COMPANY TRESOP

  I hereby instruct the Trustee to vote (in person or by proxy) all the shares of Farr Company Common Stock which are credited to my account at the Annual Meeting of Stockholders of Farr Company to be held at the offices of the corporation, 2221 Park Place, El Segundo, California, on May 3, 1995 or at any adjournment thereof, on the following matters, as provided in the proxy statement, and upon any other matter which may properly come before the meeting.

            PLEASE MARK YOUR CHOICE LIKE THIS [  ] IN DARK INK AND
                       SIGN AND DATE ON THE REVERSE SIDE

(1) ELECTION OF TWO DIRECTORS [_] Vote FOR ALL (except as marked to the contrary below) [_] WITHHELD for ALL

                      Robert Batinovich and David J. Farr

(Instruction: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

- - --------------------------------------------------------------------------------
(2) APPROVAL OF FIRST AMENDMENT TO THE 1993 STOCK OPTION PLAN FOR KEY EMPLOYEES
    OF FARR COMPANY:

                      FOR [_]   AGAINST [_]   ABSTAIN [_]

(3) STOCKHOLDER PROPOSAL TO ENGAGE AN INDEPENDENT MANAGEMENT CONSULTING FIRM

                      FOR [_]   AGAINST [_]   ABSTAIN [_]

                  (Continued and to be signed on other side.)
- - --------------------------------------------------------------------------------

                                           ----------------------
                                           Shares of Common Stock

  PLEASE DATE AND SIGN EXACTLY AS YOUR NAME APPEARS BELOW AND RETURN IN THE ENCLOSED ENVELOPE. YOUR SHARES WILL BE VOTED ACCORDING TO YOUR INSTRUCTIONS. IF THIS CARD IS RETURNED SIGNED WITH NO VOTING INSTRUCTIONS, YOUR SHARES WILL BE VOTED FOR THE ELECTION OF THE TWO DIRECTORS NAMED ABOVE; FOR ITEM 2 ABOVE AND AGAINST ITEM 3 ABOVE.

  Unless you sign and return this card so that it is received by the Trustee before April 26, 1995 your shares will be voted as provided by the Plan.

                                                     Date: ........., 1995

                                                     .....................

                                                     .....................
                                                     (Please sign EXACTLY
                                                            as your
                                                     name appears hereon)

                                                     When signing as
                                                     attorney, executor,
                                                     administrator,
                                                     trustee or guardian,
                                                     please give full title.
                                                     If more than one
                                                     trustee, all should
                                                     sign. All joint owners
                                                     should sign.

                                      FARR COMPANY

                       ANNUAL MEETING OF STOCKHOLDERS--MAY 3, 1995

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned stockholder of Farr Company does hereby nominate, constitute and appoint H. J. Meany and Kenneth W. Gerstner, or either of them, the true and lawful proxies, agents and attorneys of the
P undersigned, with full power of substitution, to vote for the undersigned all of the common stock of said corporation standing in the name of the
R undersigned on its books at the close of business on March 10, 1995 at the Annual Meeting of Stockholders to be held at the offices of the
O corporation, 2221 Park Place, El Segundo, California, on May 3, 1995 or at any adjournment thereof, with all of the powers which would be
X    possessed by the undersigned if personally present, as follows:

Y IF NO CONTRARY INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF MANAGEMENT'S TWO NOMINEES AS DIRECTORS; FOR APPROVAL OF THE FIRST AMENDMENT TO THE 1993 STOCK OPTION PLAN FOR KEY EMPLOYEES OF FARR COMPANY AND AGAINST THE STOCKHOLDER PROPOSAL TO ENGAGE AN INDEPENDENT MANAGEMENT CONSULTING FIRM.

                                     (Continued and to be signed on other side)

IF NO CONTRARY INSTRUCTION IS INDICATED, THIS PROXY     [ X ]   Please mark
WILL BE VOTED FOR THE ELECTION OF MANAGEMENT'S TWO               your votes
NOMINEES AS DIRECTORS, FOR PROPOSAL 2 AND AGAINST                  as this
PROPOSAL 3.

- - --------
 COMMON
                                                 WITHHELD
                                        FOR       FOR ALL
1. Election of Directors               [   ]       [    ]
   Robert Batinovich and
   David J. Farr

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)


- - --------------------------------------


                                        FOR       AGAINST      ABSTAIN
2. Approval of the First               [   ]       [    ]       [    ]
   Amendment to the
   1993 Stock Option
   Plan for Key
   Employees of Farr
   Company:
                                        FOR       AGAINST      ABSTAIN
3. Stockholder Proposal to engage      [   ]       [    ]       [    ]
   an Independent management
   consulting firm.

4. In their discretion, the Proxies
   are authorized to vote upon such
   other business as may properly
   come before the meeting.



                         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders dated April 3, 1995 and the Proxy Statement of the same date furnished therewith.


Signature(s) ___________________________   Date _______________________________

NOTE: Please sign name exactly as your name (or names) appear on the stock certificate. When signing as attorney, executor, administrator, trustee or guardian please give full title. If more than one trustee, all should sign. All joint owners must sign.